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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form S-3 of our report dated June 28, 2001, relating to the consolidated balance sheet and the related consolidated statements of operations, stockholders' equity and cash flows at and for the fiscal year ended March 31, 2001, which appears in the Annual Report to Shareholders of ION Networks, Inc. and Subsidiaries on Form 10-KSB/A for the fiscal year ended March 31, 2002 (as filed on July 1, 2002), Amendment No. 1 of the Form 10-KSB/A (as filed on July 10, 2002), Amendment No. 2 of the Form 10-KSB/A (as filed on August 2, 2002) and Amendment No. 3 of the Form 10-KSB/A (as filed on August 21, 2002). We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Florham Park, New Jersey

August 21, 2002